As filed with the Securities and Exchange Commission on May 2, 2002.

Registration Statement No. 333-83272

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 7

TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUINTON CARDIOLOGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California	3845	94-3300396
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3303 Monte Villa Parkway

Bothell, Washington 98021
(425) 402-2000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

John R. Hinson

President
Quinton Cardiology Systems, Inc.
3303 Monte Villa Parkway
Bothell, Washington 98021
(425) 402-2000
(Name, address, including zip code, and telephone number,
including area code of agent for service)

Copies to:

Stewart M. Landefeld, Esq. Eric A. DeJong, Esq. Barbara J. Prowant, Esq. Perkins Coie LLP 1201 Third Avenue Suite 4800 Seattle, Washington 98101 (206) 583-8888	G. Scott Greenburg, Esq.
Patrick J. Schultheis, Esq.
Christopher J. Bellavia, Esq.
Wilson Sonsini Goodrich & Rosati,
Professional Corporation
5300 Carillon Point
Kirkland, Washington 98033
(425) 576-5800

     Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Title of Each Class of Securities	Amount To Be	Proposed Maximum	Proposed Maximum	Amount of
To Be Registered	Registered(1)	Offering Price Per Unit	Aggregate Offering Price	Registration Fee(2)

Common stock, no par value	4,600,000	$10.00	$46,000,000	$4,232

(1)	Includes 600,000 shares that may be purchased by the underwriters to cover over-allotments, if any.

(2)	A higher registration fee of $5,555 based on the prior estimate of the proposed maximum aggregate offering price has already been paid.

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.     Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit
No.	Description

1.1	Form of Underwriting Agreement.
3.1	Form of Amended and Restated Articles of Incorporation of registrant.
3.2†	Form of Amended and Restated Bylaws of registrant.
4.1†	Specimen Company Stock Certificate.
5.1	Opinion of Perkins Coie LLP.
10.1†	1998 Amended and Restated Equity Incentive Plan.
10.2†	2002 Stock Incentive Plan.
10.3†	2002 Employee Stock Purchase Plan.
10.4†	Stock Option Grant Program for Nonemployee Directors.
10.5†	2001 Management Incentive Plan.
10.6†	Form of Indemnification Agreement.
10.7†	Lease between Quinton Inc. and AHP Subsidiary Holding Corporation regarding premises at Bothell, Washington dated June 1, 1998, as amended.
10.8†	First Amendment to Lease between Quinton, Inc. and AHP Subsidiary Holding Corporation dated August 31, 1998.
10.9†**	OEM Agreement between Quinton Inc. and Mortara Instrument, Inc. dated August 1, 2000.

Exhibit
No.	Description

10.10†**	OEM Agreement between Quinton Inc. and Mortara Instrument, Inc. dated October 17, 2000.
10.11†**	Addendum No. 1 to the OEM Agreement between Mortara Instrument, Inc. and Quinton Inc., dated August 1, 2001.
10.12†**	Supply and Distributor Agreement between Quinton Inc. and StairMaster Sports/ Medical Products, Inc. dated December 1999.
10.13†	Shareholders Agreement among W.R. Hambrecht/ QIC, LLC, Philips Electronics North America Corporation, and W.R. Hambrecht/ QIC Management, LLC dated as of August 1, 2001.
10.14†	Investors’ Rights Agreement among registrant, W.R. Hambrecht/ QIC, LLC, and Hewlett-Packard Company dated May 27, 1998.
10.15†	Loan and Security Agreement between Quinton Inc. and Silicon Valley Bank dated June 5, 1998.
10.16†	Amendment to Loan Documents between Quinton Inc. and Silicon Valley Bank dated November 19, 2001.
10.17†	Amendment to Loan Documents between Quinton Inc. and Silicon Valley Bank dated May 4, 2001.
10.18†	Continuing Guaranty between Quinton Inc. and Silicon Valley Bank dated June 5, 1998.
10.19†	Security Agreement between registrant and Silicon Valley Bank dated June 5, 1998.
10.20†	Asset Purchase Agreement among StairMaster Sports/Medical Products, Inc., Quinton Inc. and Quinton Fitness, Inc. dated November 10, 1999.
10.21†	2002 Management Incentive Plan.
10.22†	Separation Letter Agreement between Quinton Inc. and Mark R. Tauscher dated June 7, 1999.
10.23†	Separation Letter Agreement between Quinton Inc. and Michael F. Blomeyer dated October 30, 2000.
10.24†	Limited Waiver and Amendment to Loan Documents between Quinton Inc. and Silicon Valley Bank dated February 15, 2002.
10.25†**	OEM Agreement between Quinton Inc. and Mortara Instrument, Inc. dated October 1, 2001.
10.26†	Financial Advisor Services Letter Agreement between Quinton Inc. and WR Hambrecht+Co dated July 20, 1999.
10.27†	Assignment Agreement between Quinton Fitness, Inc. and W.R. Hambrecht/StairMaster, LLC dated December 30, 1999.
10.28†	Software Development and License Agreement between Quinton Inc., American Home Products Corporation and Hewlett-Packard Company dated February 10, 1995.
10.29†	Software Development and License Agreement between Quinton Inc. and Zymed Incorporated dated January 27, 1998.
10.30†	Amendment to Loan Documents between Quinton Inc. and Silicon Valley Bank dated May 31, 2000.
23.1†	Consent of Arthur Andersen LLP, independent public accountants.
23.2†	Consent of Perkins Coie LLP (contained in the opinion filed as Exhibit No. 5.1).
24.1†	Power of Attorney (contained on signature page).
99.1†	Letter to the SEC dated March 29, 2002, regarding the assurances from Arthur Andersen LLP.

†	Previously filed.

**	Registrant has omitted portions of the referenced exhibit and filed such exhibit separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act.

(b) Financial Statement Schedules

      All schedules are omitted because they are inapplicable or the requested information is shown in the consolidated financial statements of registrant or the related notes thereto.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment no. 7 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 1, 2002.

QUINTON CARDIOLOGY SYSTEMS, INC.

BY:	/s/ JOHN R. HINSON

JOHN R. HINSON
Its President

      Pursuant to the requirements of the Securities Act, this amendment no. 7 to the registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature		Title	Date

/s/ RUEDIGER NAUMANN-ETIENNE* Ruediger Naumann-Etienne		Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 1, 2002

/s/ JOHN R. HINSON* John R. Hinson		President, Chief Operating Officer and Director	May 1, 2002

/s/ MICHAEL K. MATYSIK Michael K. Matysik		Senior Vice President, Chief Financial Officer and Secretary (Principal Finance and Accounting Officer)	May 1, 2002

/s/ WILLIAM R. HAMBRECHT* William R. Hambrecht		Director	May 1, 2002

/s/ JOHN D. DELAFIELD* John D. Delafield		Director	May 1, 2002

*By:	/s/ JOHN R. HINSON John R. Hinson Attorney-in-Fact

EXHIBIT INDEX

Exhibit
No.	Description

1.1	Form of Underwriting Agreement.
3.1	Form of Amended and Restated Articles of Incorporation of registrant.
3.2†	Form of Amended and Restated Bylaws of registrant.
4.1†	Specimen Company Stock Certificate.
5.1	Opinion of Perkins Coie LLP.
10.1†	1998 Amended and Restated Equity Incentive Plan.
10.2†	2002 Stock Incentive Plan.
10.3†	2002 Employee Stock Purchase Plan.
10.4†	Stock Option Grant Program for Nonemployee Directors
10.5†	2001 Management Incentive Plan.
10.6†	Form of Indemnification Agreement
10.7†	Lease between Quinton Inc. and AHP Subsidiary Holding Corporation regarding premises at Bothell, Washington dated June 1, 1998, as amended.
10.8†	First Amendment to Lease between Quinton, Inc. and AHP Subsidiary Holding Corporation dated August 31, 1998.
10.9†**	OEM Agreement between Quinton Inc. and Mortara Instrument, Inc. dated August 1, 2000.
10.10†**	OEM Agreement between Quinton Inc. and Mortara Instrument, Inc. dated October 17, 2000.
10.11†**	Addendum No. 1 to the OEM Agreement between Mortara Instrument, Inc. and Quinton Inc., dated August 1, 2001.
10.12†**	Supply and Distributor Agreement between Quinton Inc. and StairMaster Sports/ Medical Products, Inc. dated December 1999.
10.13†	Shareholders Agreement among W.R. Hambrecht/ QIC, LLC, Philips Electronics North America Corporation, and W.R. Hambrecht/ QIC Management, LLC dated as of August 1, 2001.
10.14†	Investors’ Rights Agreement among registrant, W.R. Hambrecht/ QIC, LLC, and Hewlett-Packard Company dated May 27, 1998.
10.15†	Loan and Security Agreement between Quinton Inc. and Silicon Valley Bank dated June 5, 1998.
10.16†	Amendment to Loan Documents between Quinton Inc. and Silicon Valley Bank dated November 19, 2001.
10.17†	Amendment to Loan Documents between Quinton Inc. and Silicon Valley Bank dated May 4, 2001.
10.18†	Continuing Guaranty between Quinton Inc. and Silicon Valley Bank dated June 5, 1998.
10.19†	Security Agreement between registrant and Silicon Valley Bank dated June 5, 1998.
10.20†	Asset Purchase Agreement among StairMaster Sports/Medical Products, Inc., Quinton, Inc. and Quinton Fitness, Inc. dated November 10, 1999.
10.21†	2002 Management Incentive Plan.
10.22†	Separation Letter Agreement between Quinton Inc. and Mark R. Tauscher dated June 7, 1999.
10.23†	Separation Letter Agreement between Quinton Inc. and Michael F. Blomeyer.
10.24†	Limited Waiver and Amendment to Loan Documents between Quinton Inc. and Silicon Valley Bank.
10.25†**	OEM Agreement between Quinton Inc. and Mortara Instrument, Inc. dated October 1, 2001.
10.26†	Financial Advisor Services Letter Agreement between Quinton Inc. and WR Hambrecht+Co dated July 20, 1999.
10.27†	Assignment Agreement between Quinton Fitness, Inc. and W.R. Hambrecht/StairMaster, LLC dated December 30, 1999.
10.28†	Software Development and License Agreement between Quinton Inc., American Home Products Corporation and Hewlett-Packard Company dated February 10, 1995.
10.29†	Software Development and License Agreement between Quinton Inc. and Zymed Incorporated dated January 27, 1998.

Exhibit
No.	Description

10.30†	Amendment to Loan Documents between Quinton Inc. and Silicon Valley Bank dated May 31, 2000.
23.1†	Consent of Arthur Andersen LLP, independent public accountants.
23.2†	Consent of Perkins Coie LLP (contained in the opinion filed as Exhibit No. 5.1).
24.1†	Power of Attorney (contained on signature page).
99.1†	Letter to the SEC dated March 29, 2002, regarding the assurances from Arthur Andersen LLP

†	Previously filed.

**	Registrant has omitted portions of the referenced exhibit and filed such exhibit separately with the Securities and Exchange Commission pursuant to a request for Confidential treatment under Rule 406 promulgated under the Securities Act.